EXHIBIT 11.2
DUKE-WEEKS REALTY LIMITED PARTNERSHIP
EARNINGS TO DEBT SERVICE CALCULATIONS
(in thousands)

                                        DECEMBER 31,
                                            1999
                                        -------------
CONSOLIDATED NET INCOME AVAILABLE
 FOR COMMON UNITS                       $159,447
EARNINGS FROM LAND AND DEPRECIATED
 PROPERTY SALES                          (10,013)
RECURRING PRINCIPAL AMORTIZATION          10,182
INTEREST EXPENSE (EXCLUDES AMORTIZATION
 OF DEFERRED FINANCING FEES)              84,580
                                         -------
   EARNINGS BEFORE DEBT SERVICE          244,196
                                         =======

INTEREST EXPENSE (EXCLUDES AMORTIZATION
 OF DEFERRED FINANCING FEES)              84,580
RECURRING PRINCIPAL AMORTIZATION          10,182
                                         -------
   TOTAL DEBT SERVICE                     94,762
                                         =======

DEBT SERVICE RATIO                          2.58
                                            ====